                                                                 Exhibit 10.15.3

                                  AMENDMENT TO
                   PRODUCTS USE AND GENERAL SERVICES AGREEMENT


FirePond, Inc. (formerly known as CWC Incorporated), 1983 Premier Drive, P.O. Box 4459, Mandako, Minnesota 56002-4459, a corporation of the State of Minnesota, hereinafter called "FirePond," and General Motors Corporation, 3044 West Grand Boulevard, Detroit, Michigan 48202, a corporation of the State of Delaware, hereinafter referred to as "GM" entered into a Products Use and General Services Agreement ("Agreement") on August 1, 1994, as amended June 26, 1998. The parties hereby agree to amend the Agreement as follows:

1. Delete Section 3(c) entitled "Services in General" and replace with the following:

         (c) SERVICES IN GENERAL. In connection with the performance of any Services pursuant to this Agreement:

                  (i) FirePond will use its best efforts to develop and provide the deliverables identified in the Statement of Work at the times indicated by GM. FirePond shall use its best skills and judgment and shall perform all services timely, diligently and to the reasonable satisfaction of GM in an efficient and economical manner consistent with the best interests of GM. FirePond agrees to reperform, at no charge to GM, any work that in the reasonable opinion of GM does not meet the foregoing standard. Any dispute concerning the services will be covered by Section 14 of this Agreement.

                  (ii) FirePond warrants and agrees that Employees shall have sufficient skill, knowledge, and training to perform the Services.

                  (iii) Employees performing Services in the United States must be United States citizens or lawfully admitted in the United States for permanent residence or lawfully admitted in the United States holding a visa authorizing the performance of Services on behalf of FirePond.

                  (iv) FirePond shall require all persons providing Services on behalf of FirePond, when at a GM location, to comply with all applicable regulations and policies of GM including, but not limited to, security regulations.

                  (v) FirePond shall provide for an pay the compensation and other benefits of Employees including, but not limited to, salary, health, accident and workers' compensation benefits and shall pay all taxes and contributions which an employer is required to pay relating to the employment of employees.

2. Except as modified by this second Amendment, the Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, GM and FirePond have caused this Amendment to be executed in multiple counterparts by their duly authorized representatives.

GENERAL MOTORS CORPORATION              FIREPOND, INC.

By:  [ *  *  * ]                        By:  Thomas F. Carretta
   -------------------------------         -------------------------------

Signature:  [ *  *  * ]                 Signature:  /s/ Thomas F. Carretta
          ------------------------                ------------------------

Title:  Sr. Divisional Buyer            Title:  Secretary
      ----------------------------            ----------------------------

Date:  February 19, 1999                Date:  2/24/99
     -----------------------------           -----------------------------

[ *  *  * ]  Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been filed separately with the Securities and Exchange Commission.